                                                                   EXHIBIT 12.02

CITICORP, INC.
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In Millions)

                                                                         YEAR ENDED DECEMBER 31,
                                                  ---------------------------------------------------------------------
EXCLUDING INTEREST ON DEPOSITS:                        2001         2000(1)       1999(1)       1998(1)       1997(1)
                                                  -------------  ------------  ------------  ------------  ------------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                             8,316         8,722         7,795         7,308         6,776
     INTEREST FACTOR IN RENT EXPENSE                        303           283           235           213           189
     DIVIDENDS--PREFERRED STOCK (2)                           -             -             -           126           223
                                                  -------------  ------------  ------------  ------------  ------------

TOTAL FIXED CHARGES                                       8,619         9,005         8,030         7,647         7,188
                                                  =============  ============  ============  ============  ============

INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST AND
     CUMULATIVE EFFECT OF ACCOUNTING CHANGES             15,221        12,876        10,496         6,732         7,664
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                                  8,619         9,005         8,030         7,521         6,965
                                                  -------------  ------------  ------------  ------------  ------------

        TOTAL INCOME                                     23,840        21,881        18,526        14,253        14,629
                                                  =============  ============  ============  ============  ============

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                        2.77          2.43          2.31          1.86          2.04
                                                  =============  ============  ============  ============  ============

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                                    20,181        22,045        18,606        18,868        16,430
     INTEREST FACTOR IN RENT EXPENSE                        303           283           235           213           189
     DIVIDENDS--PREFERRED STOCK (2)                           -             -             -           126           223
                                                  -------------  ------------  ------------  ------------  ------------

        TOTAL FIXED CHARGES                              20,484        22,328        18,841        19,207        16,842
                                                  =============  ============  ============  ============  ============

INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST AND
     CUMULATIVE EFFECT OF ACCOUNTING CHANGES             15,221        12,876        10,496         6,732         7,664
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                                 20,484        22,328        18,841        19,081        16,619
                                                  -------------  ------------  ------------  ------------  ------------

        TOTAL INCOME                                     35,705        35,204        29,337        25,813        24,283
                                                  =============  ============  ============  ============  ============

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                        1.74          1.58          1.56          1.34          1.44
                                                  =============  ============  ============  ============  ============

                                                        NINE MONTHS ENDED
                                                       SEPTEMBER 30, 2002
                                                  ---------------------------
EXCLUDING INTEREST ON DEPOSITS:                       2002           2001
                                                  ------------   ------------

FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                            4,876          6,646
     INTEREST FACTOR IN RENT EXPENSE                       231            231
     DIVIDENDS-PREFERRED STOCK (2)                           -              -
                                                  ------------   ------------

TOTAL FIXED CHARGES                                      5,107          6,877
                                                  ============   ============

INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST AND
     CUMULATIVE EFFECT OF ACCOUNTING CHANGES            12,900         10,823
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                                 5,107          6,877
                                                  ------------   ------------

        TOTAL INCOME                                    18,007         17,700
                                                  ============   ============

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                       3.53           2.57
                                                  ============   ============

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                                   11,767         16,505
     INTEREST FACTOR IN RENT EXPENSE                       231            231
     DIVIDENDS-PREFERRED STOCK(2)                            -              -
                                                  ------------   ------------

        TOTAL FIXED CHARGES                             11,998         16,736
                                                  ============   ============

INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST AND
     CUMULATIVE EFFECT OF ACCOUNTING CHANGES            12,900         10,823
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                                11,998         16,736
                                                  ------------   ------------

        TOTAL INCOME                                    24,898         27,559
                                                  ============   ============

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                       2.08           1.65
                                                  ============   ============

Note :
(1) On November 30, 2000, Citigroup Inc. completed its acquisition of Associates First Capital Corporation (Associates) in a transaction accounted for as a pooling of interests. Subsequent to the acquisition, Associates was contributed to and became a wholly owned subsidiary of Citicorp and Citicorp issued a full and unconditional guarantee of the outstanding long-term debt securities and commercial paper of Associates.

(2) On October 8, 1998, Citicorp merged with and into a newly formed, wholly owned subsidiary of Travelers Group Inc. ("TRV") (the "Merger"). Following the Merger, TRV changed its name to Citigroup Inc. Under the terms of the Merger, Citicorp common and preferred stock were exchanged for Citigroup common stock and preferred stock. As such there were no Citicorp preferred dividends subsequent to 1998.